UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 10, 2010
QUIDEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10165 McKellar Court
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 552-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Merger Agreement
     On January 10, 2010, Quidel Corporation (“Quidel”), Fairway Acquisition Corporation, an Ohio corporation and wholly owned subsidiary of Quidel (“Merger Sub”), Diagnostic Hybrids, Inc., an Ohio corporation (“DHI”), and David R. Scholl, Ph.D., in his capacity as agent for the securityholders of DHI (the “Securityholder Agent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) for Quidel to acquire all of the outstanding equity interests of DHI for a purchase price of $130 million in cash, subject to certain working capital and other adjustments as well as certain holdback escrow provisions contained in the Merger Agreement. Subject to the satisfaction or waiver of certain conditions, the Merger Agreement provides that Merger Sub will merge with and into DHI, with DHI surviving as a wholly owned subsidiary of Quidel (the “Merger”).
     Concurrent with the execution of the Merger Agreement, certain shareholders of DHI entered into support agreements with Quidel pursuant to which they agreed to vote their shares of DHI stock (collectively representing voting power sufficient to approve the Merger Agreement) in favor of the approval of the Merger Agreement. The Merger Agreement contains customary representations and warranties and covenants of the parties. DHI has agreed to operate its business in the ordinary course until the consummation of the Merger. The consummation of the Merger is subject to customary closing conditions, including the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of certain legal impediments to the consummation of the Merger. The Merger Agreement also includes customary termination provisions for both Quidel and DHI.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The Merger Agreement is attached as an exhibit hereto to provide you with information regarding the terms of the Merger and is not intended to provide you with any other factual information or disclosure about Quidel or any of its subsidiaries. The representations and warranties and covenants contained in the Merger Agreement (i) were made for the purposes of the Merger Agreement and as of a specific date, (ii) were solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing matters as facts, and (iv) may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Quidel’s public disclosures. Investors are not third party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Quidel or its subsidiaries.
Employment Offer Letter
     On January 10, 2010, concurrent with the execution of the Merger Agreement, David R. Scholl, Ph.D., the current President and CEO of DHI, accepted an employment offer letter by Quidel, dated January 10, 2010 (the “Employment Offer Letter”), the effectiveness of which is contingent upon the consummation of the Merger (the “Effective Time”).

     The Employment Offer Letter provides that, after the Effective Time, Dr. Scholl will be employed as a Senior Vice President of Quidel and President of DHI. The Employment Offer Letter sets forth the terms and conditions of Dr. Scholl’s employment and provides for, among other matters: (i) a minimum base salary of $280,000 per year; (ii) an annual bonus in accordance with Quidel’s bonus plan with a target bonus of up to 40% of Dr. Scholl’s base salary; (iii) certain non-competition provisions applicable to Dr. Scholl; and (iv) equity grants as follows:
•	a non-qualified stock option with a value of $162,500 (based on a Black-Scholes calculation as of the date of grant) that will vest over four (4) years (with 50% vesting on the second anniversary of the grant date, 25% vesting on the third anniversary of the grant date and 25% vesting on the fourth anniversary of the grant date), subject to and under Quidel’s 2001 Equity Incentive Plan, as amended (the “2001 Plan”); and

•	restricted shares of Quidel common stock with a value of $162,500 that will vest 100% on the fourth anniversary of the grant date, subject to and under the 2001 Plan.
The number of shares of common stock underlying the stock option and the number of shares of restricted stock will be determined based on the closing price of Quidel’s common stock on the date the Effective Time occurs (or, if such day is not a trading day, the following trading day) and consistent with the 2001 Plan.
     Under the terms and conditions of the Employment Offer Letter, Dr. Scholl will be an “at-will” employee, which means that either Dr. Scholl or Quidel may terminate his employment at any time. However, and except in the context of a change in control, if Dr. Scholl’s employment is terminated without “Cause” (as defined in the Employment Offer Letter) and he thereafter delivers a general release, he will be entitled to a severance payment equal to his annual base salary in effect as of the date of his termination. The Employment Offer Letter also provides that after the Effective Time Quidel will enter into a change in control agreement and an indemnification agreement with Dr. Scholl consistent with those of Quidel’s other Senior Vice Presidents (copies or forms of which are filed as exhibits to Quidel’s most recent Annual Report on Form 10-K).
     The foregoing description of the Employment Offer Letter does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Employment Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The description of the Employment Offer Letter under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.
     On January 10, 2010, Quidel issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 10, 2010, by and among Quidel Corporation, Fairway Acquisition Corporation, Diagnostic Hybrids, Inc., and David R. Scholl, Ph.D., in his capacity as securityholder agent. (Pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the Agreement and Plan of Merger have been omitted; annexes and schedules will be supplementally provided to the Securities and Exchange Commission upon request).

10.1	Employment Offer Letter, dated as of January 10, 2010, between Quidel Corporation and David R. Scholl, Ph.D.

99.1	Press Release, dated January 10, 2010, by Quidel Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010
QUIDEL CORPORATION

	By:	/s/ John M. Radak
	Name:	John M. Radak
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 10, 2010, by and among Quidel Corporation, Fairway Acquisition Corporation, Diagnostic Hybrids, Inc., and David R. Scholl, Ph.D., in his capacity as securityholder agent. (Pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the Agreement and Plan of Merger have been omitted; annexes and schedules will be supplementally provided to the Securities and Exchange Commission upon request).

10.1	Employment Offer Letter, dated as of January 10, 2010, between Quidel Corporation and David R. Scholl, Ph.D.

99.1	Press Release, dated January 10, 2010, by Quidel Corporation.